                                                                   Exhibit 10.9











                    CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                        Among


                                     PSINET INC.,


                                 LEHMAN BROTHERS INC.

                            SBC WARBURG DILLON READ INC.,

                                 KA INVESTMENTS, LDC

                                         and

                      BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.


                            ______________________________



                               As of November 10, 1997



                            ______________________________

                                  TABLE OF CONTENTS

                                                                                   Page
                                                                                   -----
ARTICLE I     PURCHASE AND SALE OF PREFERRED STOCK;
              CLOSING; CERTAIN DEFINITIONS.......................................   -1-
     1.1      The Closing........................................................   -1-
     1.2      Preferred Stock....................................................   -2-
     1.3      Certain Definitions................................................   -2-

ARTICLE II    REPRESENTATIONS AND WARRANTIES.....................................   -5-
     2.1      Representations and Warranties of the Company......................   -5-
     2.2      Representations and Warranties of the Purchasers...................  -11-

ARTICLE III   OTHER AGREEMENTS OF THE PARTIES....................................  -13-
     3.1      Transfer Restrictions..............................................  -13-
     3.2      Acknowledgement of Dilution........................................  -15-
     3.3      Furnishing of Information..........................................  -15-
     3.4      Copies and Use of Disclosure Materials.............................  -15-
     3.5      Blue Sky Laws......................................................  -16-
     3.6      Integration........................................................  -16-
     3.7      Increase in Authorized Shares......................................  -16-
     3.8      Listing of Underlying Shares.......................................  -16-
     3.9      Use of Proceeds....................................................  -17-
     3.10     Notice of Breaches.................................................  -17-
     3.11     Conversion Obligations of the Company..............................  -17-
     3.12     Participation Right................................................  -17-
     3.13     IXC Transaction....................................................  -19-
     3.14     Shareholder Rights Plan............................................  -19-
     3.15     Rights and Warrants................................................  -20-
     3.16     Standstill Agreement...............................................  -20-
     3.17     Merger Event.......................................................  -20-

ARTICLE IV    CONDITIONS.........................................................  -21-
     4.1      Conditions Precedent to the Obligation of the Purchasers to
                Purchase the Preferred Stock.....................................  -21-
     4.2      Conditions Precedent to the Obligation of the Company to Sell the
                Preferred Stock..................................................  -22-

ARTICLE V     MISCELLANEOUS......................................................  -22-
     5.1      Fees and Expenses..................................................  -23-
     5.2      Entire Agreement; Amendments.......................................  -23-
     5.3      Notices............................................................  -23-
     5.4      Amendments; Waivers................................................  -24-

                                         -i-


                                                                                  Page
                                                                                  -----
     5.5      Headings...........................................................  -25-
     5.6      Successors and Assigns.............................................  -25-
     5.7      No Third-Party Beneficiaries; Obligations Several..................  -25-
     5.8      Governing Law......................................................  -25-
     5.9      Survival...........................................................  -25-
     5.10     Execution..........................................................  -25-
     5.11     Publicity..........................................................  -25-
     5.12     Severability.......................................................  -26-
     5.13     Interpretation.....................................................  -26-
     5.14     Schedules..........................................................  -26-

Exhibit A - Certificate of Amendment
Exhibit B - Form of Registration Rights Agreement
Exhibit C - Form of Legal Opinion

    CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, dated as of November 10, 1997 (this "Agreement"), among PSINet Inc., a New York corporation (the "Company"), Lehman Brothers Inc., a Delaware corporation ("Lehman"), SBC Warburg Dillon Read Inc., a Delaware corporation ("SBC"), KA Investments, LDC, a corporation organized and existing under the laws of the British Virgin Islands ("KA Investments"), and Brown Simpson Strategic Growth Fund, L.P., a New York limited partnership ("Brown Simpson Strategic Growth Fund"). Each of Lehman, SBC, KA Investments and Brown Simpson Strategic Growth Fund is a "Purchaser" and collectively they are referred to herein as the "Purchasers."

    WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers severally and not jointly desire to purchase from the Company an aggregate amount of 600,000 shares of the Company's Series B 8% Convertible Preferred Stock, $.01 par value per share (the "Preferred Stock"), which is convertible into shares of the Company's common stock, $.01 par value per share.

    IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                     PURCHASE AND SALE OF PREFERRED STOCK;
                          CLOSING; CERTAIN DEFINITIONS

    1.1  The Closing.

         (a)  The Closing.   Subject to the terms and conditions set forth
herein, the Company shall issue and sell to the Purchasers and the Purchasers severally and not jointly shall purchase from the Company the Preferred Stock for an aggregate purchase price of $30,000,000 (the "Purchase Price"). The number of shares of Preferred Stock to be purchased by each Purchaser, and the aggregate purchase price therefor, is as set forth in Schedule 1 attached hereto. The closing of the purchase and sale of the Preferred Stock (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

         (b)  Deliveries at the Closing.    At the Closing, (i) the Company
shall deliver to the Purchasers (A) certificates for the Preferred Stock, registered in the names of the Purchasers as set forth in Schedule 1, (B) the legal opinion of Nixon, Hargrave, Devans & Doyle LLP, special counsel to the Company (the "Legal Opinion"), substantially in the form of Exhibit C attached hereto, and (C) all other documents, instruments and writings required to have been delivered at or prior to the Closing by the Company pursuant to this Agreement; and (ii) each Purchaser shall deliver to the Company (A) the aggregate Purchase Price for the shares of Preferred Stock being purchased by it, in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Closing Date and (B) all documents, instruments and writings required to have been delivered at or prior to the Closing by such Purchaser pursuant to this Agreement.

    1.2 Preferred Stock. The Preferred Stock shall have the rights, preferences and privileges set forth in Exhibit A attached hereto, and shall be incorporated into a Certificate of Amendment ("Certificate of Amendment") to the Certificate of Incorporation of the Company, in form and substance approved by the Company, the Purchasers and their respective counsel.

    1.3 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         An "Affiliate" of a Person shall mean any Person controlled by, under common control with or controlling such Person.

         "Business Day" shall have the meaning set forth in Exhibit A.

         "Brown Simpson Asset Management" shall have the meaning set forth in
Section 2.1(l) of this Agreement.

         "Certificate of Amendment" shall have the meaning set forth in Section
1.2 of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Stock" shall mean the common stock, $.01 par value, of the Company.

         "Company" shall have the meaning set forth in the first paragraph of this Agreement.

         "Conversion Date" shall have the meaning set forth in Exhibit A.

         "Conversion Price" shall have the meaning set forth in Exhibit A.

         "Disclosure Materials" shall have the meaning set forth in Section 2.1(j) of this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Five Day Average Market Price" shall have the meaning set forth in Exhibit A.

         "IXC" shall have the meaning set forth in Section 2.1(t) of this Agreement.

         "IXC Transaction" means the transactions contemplated by the IRU and Stock Purchase Agreement dated as of July 22, 1997, between the Company and IXC, as the same may be amended from time to time, on terms substantially similar to the terms in effect on the date hereof or as such terms are contemplated to be amended on the date hereof as disclosed to the Purchasers.

         "Liens" shall have the meaning set forth in Section 2.1(d) of this Agreement.

         "Material Adverse Effect" shall have the meaning set forth in Section 2.1(a) of this Agreement.

         "Merger Event" shall have the meaning set forth in Exhibit A.

         "Other Registration Rights Agreements" shall have the meaning set forth in Exhibit B.

         "Original Issue Date" shall have the meaning set forth in Exhibit A.

         "Per Share Market Value" shall have the meaning set forth in Exhibit
A.

         "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         "Purchaser" and "Purchasers" shall have the meanings set forth in the first paragraph of this Agreement.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement in the form attached hereto as Exhibit B among the Company and the Purchasers.

         "Required Approvals" shall have the meaning set forth in Section 2.1(f) of this Agreement.

         "SEC Documents" shall have the meaning set forth in Section 2.1(j) of this Agreement.

         "Securities" shall mean the Preferred Stock and the Underlying Shares.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stated Value" shall have the meaning set forth in Exhibit A.

         "Strategic Transaction" shall have the meaning set forth in Section
3.12 of this Agreement.

         "Subsidiaries" shall have the meaning set forth in Section 2.1(a) of this Agreement.

         "Thirty Day Average Market Price" shall have the meaning set forth in Exhibit A.

         "Trading Day" shall have the meaning set forth in Exhibit A.

         "Transaction Documents" shall mean this Agreement, the Certificate of Amendment and the Registration Rights Agreement.

         "Underlying Shares" shall mean the shares of Common Stock issuable on conversion of the Preferred Stock.

         "Underlying Shares Registration Statement" shall mean a registration statement under the Securities Act required to be filed with respect to the resale of the Underlying Shares pursuant to the Registration Rights Agreement.

         "Voting Securities" shall have the meaning set forth in Exhibit A.

                                      ARTICLE II

                            REPRESENTATIONS AND WARRANTIES

    2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

         (a) Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no "significant subsidiaries" within the meaning of Rule 12b-2 promulgated under the Exchange Act other than as set forth in
Schedule 2.1(a) attached hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Preferred Stock or any of the Transaction Documents, (y) have a material adverse effect on the business, results of operations, assets, or financial condition of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of the foregoing, a "Material Adverse Effect").

         (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof shall constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its certificate of incorporation, by-laws or other organizational documents.

         (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). Except as set forth in
Schedule 2.1(c), no
shares of Common Stock are entitled to preemptive or similar rights nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Preferred Stock hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is, or upon the occurrence or nonoccurrence of specified events or the passage of time or both would be, bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents or Schedule 2.1(c), no Person or group of Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire, beneficial ownership of in excess of 5% of the Common Stock.

         (d) Issuance of Preferred Stock. The Preferred Stock is duly authorized and, when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, subject to Section 630 of the New York Business Corporation Law, free and clear of all liens, encumbrances and rights of first refusal of any kind granted by or binding upon the Company (collectively, "Liens"). The Company has an adequate reserve of duly authorized shares of Common Stock to enable it to perform its conversion and other obligations under this Agreement and the Certificate of Amendment, which number of reserved and available shares of Common Stock is equal to at least the number of shares of Common Stock as is issuable upon conversion in full of the Preferred Stock. When issued in accordance with the terms of the Preferred Stock and the Certificate of Amendment, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, subject to Section 630 of the New York Business Corporation Law, free and clear of all Liens.

         (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation or bylaws (each as amended through the date hereof), (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, and (iv) assuming that each Purchaser is not otherwise and will not otherwise be a "Beneficial Owner" (as such term is defined in the Rights Agreement dated as of May 8, 1996 between the Company and First Chicago Trust Company of New York, as amended (the "Rights Plan")) of any securities of the Company other than the Preferred Stock to be acquired by such Purchaser on the Closing Date or in payment of dividends thereon or the Underlying Shares relating to such Preferred Stock and is not acquiring the Preferred Stock and will not acquire any Underlying Shares as, and will not in the future act together with any other Person (including, without limitation, one or more Purchasers or any of their respective "Associates" or "Affiliates" (as such terms are defined in the Rights Plan)) as, a "group" (as such term is described in Rule 13d-5(b) promulgated under the Exchange Act) with respect to any of the Company's securities, result in any Purchaser being deemed to be an "Acquiring Person" (as such term is defined in the Rights Plan); except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually and in the aggregate, do not have a Material Adverse Effect.

         (f)  Consents and Approvals.  Except as specifically set forth in
Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than
(i) the filing of the Certificate of Amendment, (ii) the filing of one or more Underlying Shares Registration Statements with the Commission, (iii) the application for the listing of the Underlying Shares on the Nasdaq National Market ("Nasdaq") (and with any other national securities exchange or market on which the Common Stock is then listed), and (iv) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration, could not have or result in, individually or in the aggregate, a Material Adverse Effect (together with the consents, waivers, authorizations, orders, notices, filings and registrations referred to in Schedule 2.1(f), the "Required Approvals").

         (g)  Litigation; Proceedings.  Except as specifically disclosed in
Schedule 2.1(g) or in the SEC Documents, there is no action, suit, written notice of violation, or proceeding or written notice of investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

         (h)  No Default or Violation.  Neither the Company nor any Subsidiary
(i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except in the case of any of clauses
(i), (ii) or (iii) as could not have or result in, individually or in the aggregate, a Material Adverse Effect.

         (i) Private Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act or that would make the transactions contemplated herein ineligible under Rule 506 promulgated under the Securities Act.

         (j) SEC Documents; Financial Statements; No Adverse Change. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, to the extent filed with the Commission on or after March 31, 1997, being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents, when filed, complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997, except as specifically set forth in Schedule 2.1(j), there has been no event, occurrence or development that has had or resulted in a Material Adverse Effect or that could (other than those affecting any industry in which the Company or any Subsidiary operates or the economy in general) reasonably be expected to have or result in a Material Adverse Effect.

         (k) Investment Company. The Company is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (l) Certain Fees. No fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated hereby other than fees payable to Brown Simpson Asset Management, LLC ("Brown Simpson Asset Management") for due diligence and attorneys fees pursuant to Section 5.1. The Purchasers shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated hereby, except that the Purchasers shall be responsible for fees payable to Brown Simpson Asset Management. The Company shall indemnify and hold harmless each Purchaser, its respective employees, officers, directors, agents, and partners, and their respective Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the reasonable costs of preparation and reasonable attorney's fees) and expenses suffered in respect of any such claimed or existing fees other than fees payable by the Company to Brown Simpson Asset Management.

         (m) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Securities other than the Disclosure Materials and any amendments and supplements thereto or (ii) solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

         (n) Form S-3 Eligibility. The Company is, and at the Closing Date will be, eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

         (o) Exclusivity. The Company shall not issue or sell Preferred Stock to any Person other than the Purchasers.

         (p) Listing and Maintenance Requirements Compliance. The Company has not in the two years preceding the date hereof received written notice from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company believes that it meets such maintenance requirements.

         (q) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, licenses, trade secrets and other intellectual property rights (collectively, "Intellectual Property Rights") which are necessary for use in connection with its business or which the failure to so have would have a Material Adverse Effect (the "Company Intellectual Property Rights"). To the knowledge of the Company, none of the Company Intellectual Property Rights infringe on any rights of any other Person, and the Company either owns or has duly licensed or otherwise acquired all necessary rights with respect to the Company Intellectual Property Rights. To the knowledge of the Company, no other Person is infringing the Company Intellectual Property Rights. The Company has not received any notice from any third party of any pending claim of infringement by the Company of any Intellectual Property Rights of such third party which, if determined adversely to the Company, would have a Material Adverse Effect.

         (r) Compliance with Laws; Governmental Permits and Licenses. Except as disclosed in the SEC Documents, the conduct by the Company of its business does not violate any applicable United States Federal, state, local or foreign law, statute, order, license or other governmental authorization, rule or regulation, in each case in a manner which, when taken together with other similar or related violations, could have a Material Adverse Effect, and the Company has not received any written notice that any such violation is alleged. The Company has all licenses, permits, approvals and other authorizations from governmental authorities necessary for the Company to conduct its business as now being conducted, except for such licenses, permits, approvals and other authorizations the failure to obtain or maintain which taken together, could not result in a Material Adverse Effect.

         (s) Other Registration Rights. Except as set forth in Schedule 2.1(s), the Company has not granted to any person other than the Purchasers the right to (i) require the Company to file a registration statement under the Securities Act with respect to Common Stock or other securities of the Company held by them or which they have a right to acquire, other than such rights as have heretofore been exercised and satisfied, or (ii) include any shares of Common Stock or other securities of the Company held by them or which they have a right to acquire in any registration statement filed by the Company for any other person, including without limitation in any Underlying Shares Registration Statement. Schedule 2.1(s) also sets forth a listing and description of all registration statements filed by the Company with respect to any securities issued by the Company which are either currently effective or have been filed and are subject to review by the Commission pending a declaration of effectiveness.

         (t) IXC Transaction. The issuance of the Preferred Stock as contemplated in the Transaction Documents shall not result in an adjustment to the number of shares issuable to IXC Internet Services, Inc. ("IXC") pursuant to the IXC Transaction.

         (u) ERISA. Schedule 2.1(u) sets forth a true and complete list of all funded "employee benefit plans" (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of the Subsidiaries is a party in interest (within the meaning of Section 3(14) of ERISA) or disqualified person (within the meaning of Section 4975 of the Code). In reliance upon and subject to the accuracy of the representations of the Purchasers contained in
Section 2.2(g) hereof, the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby, including the sale of the shares of Preferred Stock to be purchased by the Purchasers and the conversion of the Preferred Stock into Common Stock, is not a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) on the part of the Company or any of its

Subsidiaries. Each "employee benefit plan" (within the meaning of Section 3(3) of ERISA) established or maintained by the Company or any of its Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA and the Code; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Related Person (as hereinafter defined) would have any material liability; neither the Company nor any Related Person has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 (whether or nor waived) or 4971 of the Code; with respect to each "pension plan" for which the Company or any Related Person would have any liability that is intended to be qualified under Section 401(a) of the Code, the plan is a standardized prototype plan for which the prototype sponsor has received a favorable determination letter and the Company has no knowledge of any event which would cause the loss of such qualification; neither the Company nor any Related Person has incurred, nor expects to incur, any liability to a multiemployer plan (within the meaning of Section 3(37) of ERISA); and there have been no prohibited transactions (within the meaning of Section 406 of ERISA or Section 4975 of the Code) that could subject the Company or any Related Person to any material tax or penalty under
Section 4975 of the Code or 502(i) or (l) of ERISA. "Related Person" shall mean any trade or business (whether or nor incorporated) which is under common control (as defined in Sections 414(b) and (c) of the Code) with the Company or any of its Subsidiaries within the meaning of Section 4001(b) of the Code.

         (v) Seniority. No class of equity securities of the Company is senior to the Preferred Stock in right of payment, whether with respect to dividends or upon liquidation, dissolution or otherwise.

         (w) Disclosure. All information relating to or concerning the Company set forth in the Transaction Documents including the Schedules hereto is true and correct in all material respects and does not fail to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

    2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, severally and not jointly, makes the following representations and warranties to the Company.

         (a) Organization; Authority. Such Purchaser is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which such Purchaser is a party and the acquisition of the Securities to be acquired hereunder by such Purchaser has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

         (b) Investment Intent. Such Purchaser is acquiring the Securities to be acquired hereunder by such Purchaser for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and, in each case, in compliance with applicable state securities laws.

         (c) Purchaser Status. At the time such Purchaser was offered the Securities to be acquired hereunder by such Purchaser, it was, at the date hereof, it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

         (d) Experience of Purchaser. Such Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

         (e) Ability of Purchaser to Bear Risk of Investment. Such Purchaser acknowledges that the Securities are speculative investments and involve a high degree of risk and such Purchaser is able to bear the economic risk of an investment in the Securities to be acquired hereunder by such Purchaser, and, at the present time, is able to afford a complete loss of such investment.

         (f) Access to Information. Such Purchaser acknowledges receipt and review of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities, (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and
(iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the Company's representations and warranties contained in the Transaction Documents.

         (g) Prohibited Transactions. Each Purchaser represents and warrants to the Company that the shares of Preferred Stock to be purchased by it are not being acquired, directly or indirectly, with the assets of any "employee benefit plan", within the meaning of Section 3(3) of ERISA (a "Benefit Plan") or, if the assets of a Benefit Plan are being used, directly or indirectly, for such acquisition, no part of the funds to be used to purchase the Shares constitutes assets of any Benefit Plan listed on Schedule 2.1(u) of this Agreement.

         (h) Reliance. Such Purchaser understands and acknowledges that (i) the Securities to be acquired by it hereunder are being offered and sold to it without registration or qualification under the Securities Act or any state securities or "blue sky" laws in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.


                                     ARTICLE III

                           OTHER AGREEMENTS OF THE PARTIES

    3.1 Transfer Restrictions. (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company, or pursuant to an available exemption therefrom or in a transaction not subject to the registration requirements thereof. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Except as otherwise expressly provided herein, the Preferred Stock may not be sold, hypothecated (other than pursuant to a bona fide loan arrangement with a financial institution), transferred or otherwise conveyed by any Purchaser or any direct or indirect permitted transferee thereof without the prior written consent of the Company, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on its books and records (i) any transfer of Securities by one Purchaser to another Purchaser, (ii) any transfer by any Purchaser to (A) an Affiliate which controls such Purchaser or is controlled by such Purchaser (other than any such controlling or controlled Affiliate which is a telecommunications company or Internet service provider company) or (B) a controlling or controlled Affiliate of another Purchaser (other than any such controlling or controlled Affiliate which is a telecommunications company or Internet service provider company), and (iii) any transfers among any such controlling or controlled Affiliates (other than any such controlling or controlled Affiliate which is a telecommunications company or Internet service provider company) (each of the transfers described in (i), (ii) and
(iii) above is referred to herein as a "Purchaser Transfer").
Notwithstanding the foregoing, (i) such consent shall be deemed granted only with respect to up to three Purchaser Transfers in the aggregate by each Purchaser and such Purchaser's Affiliates, (ii) no such consent shall be deemed granted by the Company for any Purchaser Transfer which results in any Purchaser or any controlling or controlled Affiliate of any Purchaser beneficially owning in excess of 19.999% of the Common Stock and (iii) neither this Section 3.1 nor any other provision of this Agreement shall constitute a waiver of any provision of the Rights Plan. With respect to any Purchaser Transfer, no documentation shall be required other than (i) executed transfer documents and (ii) an executed instrument of such transferee pursuant to which such Transferee makes representations and warranties to the Company to the same effect as those set forth in Section 2.2(b) through (g) hereof and agrees to be bound by this Agreement and the Registration Rights Agreement and, to the extent not already so bound, agrees to be bound by any then existing agreement with the Company with respect to confidential information to the extent such information is delivered to such transferee. Such documentation shall also be required in connection with any transfers of the Preferred Stock other than Purchaser Transfers. Any transferee of Preferred Stock pursuant to this Section 3.1(a) shall have the rights and obligations of a Purchaser under this Agreement and of a "Holder" under the Registration Rights Agreement. Notwithstanding any of the foregoing, no transfers of Preferred Stock or Underlying Shares shall be made pursuant to Regulation S under the Securities Act.

         (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

         NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.


         THESE SECURITIES ARE SUBJECT TO THE TERMS OF A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF NOVEMBER 10, 1997 WITH THE COMPANY, A COPY OF WHICH IS ON FILE AND AVAILABLE FOR INSPECTION AT THE PRINCIPAL CORPORATE OFFICE OF THE COMPANY.

         Underlying Shares shall not contain the legend set forth above if the conversion of Preferred Stock or other issuance of such Underlying Shares occurs at any time while an Underlying Shares Registration Statement is effective under the Securities Act or, in the event there is not an effective Underlying Shares Registration Statement at such time, if in the opinion of counsel to the Company such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing the Preferred Stock or Underlying Shares, free from such legend at such time as such legend is no longer required hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section 3.1.

    3.2 Acknowledgement of Dilution. The Company acknowledges that the issuance of the Underlying Shares upon conversion of the Preferred Stock may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that, subject to the terms of the Certificate of Amendment and applicable law, after the Closing its obligation to issue Underlying Shares in accordance with the Preferred Stock is unconditional and absolute regardless of the effect of any such dilution.

    3.3 Furnishing of Information. As long as the Purchasers own Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which the Purchasers may resell all of their Underlying Shares without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to the Company, which may be counsel employed by the Company, pursuant to a written opinion letter to such effect, if necessary, addressed and acceptable to the Company's transfer agent for the benefit of and enforceable by the Purchasers) the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available information in accordance with Rule 144(c) promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing the legal opinion referenced above in this Section (if required by the Company's transfer agent); provided, however, that the Company shall be entitled to be reimbursed for any reasonable expenses it incurs in connection with its compliance with the provisions of this Section 3.3 insofar as it relates to more than three Purchaser Transfers in the aggregate by each Purchaser and such Purchaser's Affiliates. Upon the request of any such Person, the Company shall deliver to such Person a written certification of the Company executed by a duly authorized officer on behalf of the Company as to whether it has complied with such requirements of Rule 144(c).

    3.4 Copies and Use of Disclosure Materials. The Company consents to the use of the Disclosure Materials, any reports filed by the Company under the Exchange Act after the date hereof and any information provided by the Company pursuant to Section 3.3 of this Agreement, and any amendments and supplements thereto, by the Purchasers in connection with resales of the Securities other than pursuant to an effective registration statement. The Company makes no representation or warranty as to the continued completeness or accuracy of any of the Disclosure Materials or any such reports and undertakes no obligations to update any of the Disclosure Materials or any such reports after the Closing Date except as and to the extent required under the Exchange Act and Registration Rights Agreement with respect to the SEC Documents.

    3.5 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification at all times through the third anniversary of the Closing Date; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject.

    3.6 Integration. The Company shall not and shall use its reasonable best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the issue or sale of the Securities to the Purchasers.

    3.7 Increase in Authorized Shares. At such time as the Company would be, if a notice of conversion were to be delivered on such date, precluded from converting the then outstanding Preferred Stock by reason of an insufficient number of authorized shares of Common Stock then being authorized for issuance, the Board of Directors of the Company shall take the actions set forth in
Section 5(e) of the Certificate of Amendment.

    3.8 Listing of Underlying Shares. The Company shall (1) on or prior to the Closing Date prepare and file with Nasdaq (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application covering 8,086,580 shares of Common Stock, (2) use its reasonable best efforts to take all steps necessary to cause such shares of Common Stock to be approved for listing on Nasdaq (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, and (3) provide to the Purchasers evidence of such listing, and the Company shall use its reasonable best efforts to maintain the listing of its Common Stock on such exchange or market. In addition, if at any time the number of shares of Common Stock then issuable on conversion of all then issued shares of Preferred Stock and the shares of Preferred Stock reserved for issuance upon payment of dividends is greater than the number of shares of Common Stock theretofore listed with Nasdaq (and any such other national securities exchange or market), the Company shall promptly take such action (including the actions described in the preceding sentence) to file an additional shares listing application so that a number of shares equal to the number of Underlying Shares as would then be issuable upon conversion of all then issued shares of Preferred Stock and the shares of Preferred Stock reserved for issuance upon payment of dividends shall have been listed with Nasdaq (and any such other national securities exchange or market).

    3.9 Use of Proceeds. The Company shall use all of the proceeds from the sale of the Securities for working capital and general corporate purposes and not for the satisfaction of any portion of Company debt (other than the reduction of amounts outstanding under the Company's revolving credit facility) or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

    3.10 Notice of Breaches. Each of the Company and each Purchaser shall give prompt written notice to the other of any breach by it of any agreement contained in any Transaction Document, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any agreement of such party contained in the Transaction Document to be breached. However, no disclosure by any party pursuant to this Section shall be deemed to cure any breach of any agreement contained in any Transaction Document.

    Notwithstanding the generality of the foregoing, the Company shall promptly notify the Purchasers of any written notice or claim that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Preferred Stock a copy of any written statement in support of or relating to such claim or notice.

    3.11 Conversion Obligations of the Company. The Company shall honor conversions of the Preferred Stock and shall deliver Underlying Shares in accordance with the respective terms and conditions and time periods set forth in the Certificate of Amendment. Each of the parties to this Agreement acknowledges and agrees that the other parties would be damaged irreparably in the event that the provisions of this Section 3.11 are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section
3.11 and to enforce specifically this Section 3.11 and the terms and provisions of this Section 3.11 in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties to this Agreement and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

    3.12 Participation Right. (a) If the Company shall sell, grant any option to purchase, or otherwise dispose of any of its Common Stock or Common Stock equivalent securities where the acquisition price of the Common Stock is, on the face thereof or implied therein, less than the Five Day Average Market Price for such Common Stock on the date of such sale, grant or other disposition (a "Subsequent Financing") at any time during the six month period immediately after the Closing Date, other than in connection with (i) the granting or assumption of options or warrants to employees, officers, consultants (other than a consultant whose primary business is securities trading or investing) and directors of the Company, any subsidiary of the Company or any Person acquired by the Company or any such subsidiary, and the issuance of shares upon exercise of such options or warrants, (ii) the exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock in each case disclosed in Schedule 2.1(c), (iii) the conversion of the Preferred Stock in accordance with the terms of the Preferred Stock, (iv) an underwritten public offering or Rule 144A offering of the Company's securities, (v) a transaction or relationship (a "Strategic Transaction") where the Company issues, directly or indirectly, such securities to a Person with which the Company or a subsidiary of the Company is engaged in one or more strategic transactions, other than a transaction where the Company is issuing securities and the proceeds are substantially all in cash, (vi) the IXC Transaction; (vii) any grant or distribution of any rights under the Rights Plan, or any exercise thereof or conversion of securities in connection therewith; and (viii) any issuance of securities to Chatterjee Management Company (doing business as The Chatterjee Group) or any of its designees (collectively, "Chatterjee") arising from or relating to any relationship or transaction which existed between the Company and Chatterjee prior to the date hereof, which relationship or transaction has been disclosed in a Schedule to this Agreement or otherwise disclosed in writing to the Purchasers; then (A) the Company shall, prior to effecting such Subsequent Financing, deliver to each Purchaser who is then a record owner of Preferred Stock a written notice (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is intended to be effected, together with a term sheet or similar document relating thereto, each Purchaser hereby agreeing to maintain in confidence all information received pursuant to or in connection with any such Subsequent Financing Notice, and (B) each Purchaser so notified by the Company shall notify the Company by 5:00 p.m. (New York City time) on the fifth (5th) Trading Day (or the sixth (6th) Trading Day if there is not a Saturday and Sunday subsequent to such notice and prior to such fifth (5) Trading Day) after its receipt of the Subsequent Financing Notice of its willingness to participate in such Subsequent Financing, subject to completion of documentation substantially on the terms set forth in the Subsequent Financing Notice and mutually agreed upon by the Company and the Person or Persons with whom such Subsequent Financing is to be effected. If a Purchaser elects to participate in such Subsequent Financing then such Purchaser shall be able to participate in such Subsequent Financing up to the dollar value obtained by multiplying (i) the amount equal to the product of the Stated Value of the Preferred Stock and the amount of shares of Preferred Stock outstanding (excluding Preferred Stock issued in payment of dividends on the Preferred Stock) on the date of the Subsequent Financing Notice and (ii) the percentage equal to such Purchaser's percentage ownership of the Preferred Stock outstanding on the date of the

Subsequent Financing Notice, provided that the Company, in its sole discretion, may allow the Purchasers who are participating in such Subsequent Financing to participate on a pro rata basis in excess of such amount. If no Purchaser so notifies the Company within such time period, the Company may effect the Subsequent Financing substantially upon the terms and with the Persons (or Affiliates of such Persons) set forth in the Subsequent Financing Notice; provided, that the Company shall provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers shall again have the right to participate in such Subsequent Financing on the terms set forth above in this paragraph (a) if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within ninety (90) Trading Days after the date of the initial Subsequent Financing Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Financing Notice.

         (b) Except Underlying Shares and other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement and other than Company securities to be registered for resale pursuant to or in connection with (i) the Other Registration Rights Agreements, (ii) the transactions permitted pursuant to paragraph (a)(i), (a)(ii) and (a)(vii) of this Section 3.12, (iii) any Company registration statement on Form S-4 or Form S-8 under the Securities Act and (iv) any Strategic Transactions, the Company shall not, without the prior written consent of the Purchasers, (i) issue or sell any of its equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company, in each case for a period beginning on the date hereof and ending 90 days after the date that the Underlying Shares Registration Statement is declared effective by the Commission. Any days that a Purchaser is unable to sell Underlying Shares under the Underlying Securities Registration Statement by reason of the applicability of the last paragraph of Section 3 of the Registration Rights Agreement shall be added to such period.

    3.l3 IXC Transaction. Purchasers agree that the consummation of the IXC Transaction (including, without limitation, the issuance of Common Stock, the reincorporation of the Company by means of a merger into a Delaware subsidiary and the adoption of corporate organizational documents for such subsidiary) shall not require the consent or approval of the Purchasers or any other holder of Preferred Stock pursuant to the Certificate of Amendment or any of the Transaction Documents and hereby waive, on behalf of themselves and any subsequent holder of Preferred Stock, the right to give, withhold or abstain from any such consent or approval; provided, that the IXC Transaction is consummated upon substantially the same terms as contemplated on the date of this Agreement.

    3.14 Shareholder Rights Plan.   The Company shall not amend the Rights Plan
in a manner which would result in any Purchaser becoming an Acquiring Person thereunder as a result of the acquisition of Securities pursuant to the terms of the Transaction Documents.

    3.15 Rights and Warrants.   If the Company, at any time while the Preferred
Stock is outstanding, shall issue any rights and/or warrants, except rights under the Rights Plan, to all of the holders of the Common Stock as a class allowing them to subscribe for or purchase shares of Common Stock, then the Purchasers shall receive an amount of such rights and/or warrants equal to the number of rights and/or warrants they would have received, at the time of the issuance of such rights and/or warrants, if they then held the Underlying Shares that they were then allowed to acquire.

    3.16 Standstill Agreement.    Each of the Purchasers, severally and not
jointly, covenants that, until the earlier of (i) one year after all of the Preferred Stock shall have been converted and (ii) the date such Purchaser does not beneficially own (within the meaning of Section 13(d) of the Exchange Act and the rules thereunder) any Preferred Stock or Underlying Shares, neither such Purchaser nor any of its controlled Affiliates will, without the prior approval of the Board of Directors of the Company, (a) either alone or as a member of a "group" (within the meaning of Rule 13d-5(b) under the Exchange Act), acquire or attempt to acquire control of the Company or (b) become a "participant" in any "solicitation" of proxies relating to the election or removal of directors of the Company (as such terms are used or defined in Regulation 14A or Schedule 14A under the Exchange Act) or deposit any Voting Securities of the Company in a voting trust or subject any such Voting Securities to a voting or similar arrangement in respect of any such election or removal. Notwithstanding the foregoing, this Section 3.16 shall not constitute a waiver of the Rights Plan or any provision thereof.

    3.17 Merger Event. The Purchasers, severally and not jointly, hereby agree that if the terms governing a Merger Event (i) require the Company to call for redemption all outstanding Preferred Stock in accordance with Section 6(a) of the Certificate of Amendment, (ii) do not provide for the alteration of the terms, rights or preferences of the Preferred Stock prior to the effectiveness of such Merger Event and (iii) provide that the terms of Section 6(a) of the Certificate of Amendment, including, without limitation, the penultimate sentence of Section 6(a) of the Certificate of Amendment, shall govern the redemption of outstanding Preferred Stock in connection with such Merger Event, or do not restrict the terms of Section 6(a) in any way from so governing, then
(A) such Merger Event shall not, and shall not be deemed to, (x) "adversely affect" the Purchasers within the meaning of Sections 804(a)(2) and 903(a)(2) of the New York Business Corporation Law or (y) subordinate the rights of holders of Preferred Stock within the meaning of Section 804(a)(3) of the New York Business Corporation Law regardless of whether, in connection with such Merger Event, there shall exist or shall be created authorized shares having preferences which would be in any respect superior to rights of holders of Preferred Stock and (B) the Preferred Stock will not be entitled to vote as a series or class in respect of such Merger Event. The provisions of this Section
3.17 shall be binding upon the Purchasers and any subsequent holder of Preferred Stock. This Section 3.17 shall not limit, modify or impair the validity, applicability or effect of Section 612 of the New York Business Corporation Law in respect of such Merger Event.

                                      ARTICLE IV

                                      CONDITIONS

    4.1 Conditions Precedent to the Obligation of the Purchasers to Purchase the Preferred Stock. The obligation of each Purchaser hereunder to acquire and pay for the Preferred Stock is subject to the satisfaction or waiver by the Purchasers, at or before the Closing Date, of each of the following conditions:

         (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date.

         (b) Performance by the Company. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or, to the best of the Company's knowledge, injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits, and no proceeding has been commenced seeking to prohibit, the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Securities or which could have a Material Adverse Effect.

         (d) Listing of Common Stock. The Common Stock shall be listed for trading on Nasdaq.

         (e) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on Nasdaq (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company).

         (f) Legal Opinion. The Company shall have delivered to the Purchaser the Legal Opinion dated the Closing Date.

         (g) Required Approvals. All Required Approvals required to be obtained on or prior to the Closing Date shall have been obtained.

         (h) Shares of Common Stock. On or prior to the Closing Date, the Company shall have reserved for issuance, and shall have filed an additional listing application with Nasdaq with respect to, the amount of Common Stock required by this Agreement to be reserved for issuance.

         (i) Delivery of Stock Certificates. The Company shall have delivered to each Purchaser or such Purchaser's designee the stock certificate(s) representing the Preferred Stock being purchased at the Closing, registered in the name of such Purchaser, each in form satisfactory to such Purchaser.

         (j) Filing of Certificate of Amendment. On or prior to the Closing Date, the Certificate of Amendment shall have been filed by the Secretary of State of the State of New York and shall be in full force and effect.

         (k) Registration Rights Agreement. On or prior to the Closing Date, the Company shall have executed and delivered the Registration Rights Agreement.

         (l) Closing Certificate. The Chief Executive Officer of the Company shall deliver, on behalf of the Company, to the Purchasers a closing certificate dated the Closing Date certifying that the conditions in (a), (b), (c), (d),
(e), (g), (h) and (j) have occurred or have been satisfied.

    4.2 Conditions Precedent to the Obligation of the Company to Sell the Preferred Stock. The obligation of the Company hereunder to sell the Preferred Stock is subject to the satisfaction or waiver by the Company, at or before the Closing Date, of each of the following conditions:

         (a) Accuracy of the Purchasers Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date.

         (b) Performance by the Purchasers. The Purchasers shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date, including payment of the Purchase Price.

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or, to the best of such Purchaser's knowledge, injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits, and no proceeding has been commenced seeking to prohibit, the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Securities or which could have a Material Adverse Effect.

         (d) Registration Rights Agreement. On or prior to the Closing Date, the Purchasers shall have executed and delivered the Registration Rights Agreement.

         (e) Closing Certificate. Each Purchaser shall deliver to the Company a closing certificate dated the Closing Date certifying that the conditions in
(a), (b) and (c) have occurred or have been satisfied.


                                      ARTICLE V

                                    MISCELLANEOUS

    5.1 Fees and Expenses The Company has paid Brown Simpson Asset Management $35,000 for expected reasonable attorneys' fees and due diligence fees to be incurred in connection with this transaction. If Brown Simpson Asset Management's expenses exceed such $35,000, the Company shall reimburse Brown Simpson Asset Management for such reasonable additional expenses as the Company and Brown Simpson Asset Management shall agree. Other than the amounts contemplated by the immediately preceding sentence, and except as set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stock transfer stamp taxes levied in connection with the issuance of the Preferred Stock pursuant hereto. The Purchasers shall be responsible for their own respective tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

    5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto and the Preferred Stock, the Certificate of Amendment and the Registration Rights Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, except that (i) the indemnification provisions of the letter agreement between Brown Simpson Asset Management and the Company dated September 30, 1997,
(ii) the confidentiality provisions of the letter agreement between Brown Simpson LLC and the Company dated June 27, 1997 and (iii) the confidentiality provisions of each of the letter agreements between the Company and each of Lehman, SBC and KA Investments dated November 7, 1997, November 7, 1997 and November 4, 1997, respectively.

    5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of delivery to a nationally recognized overnight courier service if so sent, or (iv) upon actual receipt by the party to whom such notice is given. The address for such notices and communications shall be as follows:

    If to the Company:  PSINet Inc.
                        510 Huntmar Park Drive
                        Herndon, VA 20170
                        Facsimile No.:  (703) 904-1608
                        Attn:  Chief Financial Officer

    With copies to:     PSINet Inc.
                        510 Huntmar Park Drive
                        Herndon, VA 20170
                        Facsimile No.:  (703) 904-9527
                        Attn:  General Counsel

    and to:             Nixon, Hargrave, Devans & Doyle LLP
                        437 Madison Avenue
                        New York, New York  10022
                        Facsimile No:  (212) 940-3111
                        Attn:  Richard F. Langan, Jr, Esq.

    If to any Purchaser or the Purchasers, to the address set forth on Schedule 1 hereto.

    With copies to (for
      notices to any
      Purchaser):       Robinson Silverman Pearce Aronsohn &
                          Berman LLP
                        1290 Avenue of the Americas
                        New York, NY  10104
                        Facsimile No.:  (212) 541-4630
                        Attn:  Kenneth L. Henderson, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person. Non-delivery of copies of any notice as specified above shall not affect the validity of any notice given to any party to this Agreement in accordance with the terms of this Agreement.

    5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

    5.5 Headings. The headings herein and in the Schedules hereto are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

    5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, including any persons to whom any Purchaser transfers Preferred Stock in accordance with Section 3.1 hereof. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

    5.7 No Third-Party Beneficiaries; Obligations Several. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, other than with respect to permitted assignees, is not for the benefit of, nor may any provision hereof be enforced by, any other person. The obligations of the Purchasers under this Agreement and the other Transaction Documents are several and not joint and no Purchaser shall be responsible for any obligations of any other Purchaser.

    5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

    5.9 Survival. The representations, warranties, agreements and covenants contained in this Agreement shall survive until the second anniversary of the completion of the conversion of all of the Preferred Stock, unless by their terms, they expire on an earlier date.

    5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

    5.11 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld, delayed or conditioned, except that no prior consent shall be required if such disclosure is required by law or applicable stock exchange or Nasdaq rule, in which such case the disclosing party shall use its reasonable best efforts to provide the other parties with prior notice of such public statement; provided that with respect to the initial press release relating to this Agreement and the transactions contemplated hereby, only the consent of the Company and Brown Simpson Asset Management shall be required. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser without the prior written consent of such Purchaser, except that no prior consent shall be required if the disclosure of such Purchaser's name is required by law or applicable stock exchange or Nasdaq rule, in which case the Company shall provide such Purchaser with prior notice of such public disclosure; provided that with respect to the initial press release relating to this Agreement and the transactions contemplated hereby, only the consent of the Company and Brown Simpson Asset Management shall be required.

    5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

    5.13 Interpretation. The parties acknowledge and agree that (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (iii) the terms and provisions of this Agreement shall be construed fairly as to both parties hereto, regardless of which party was generally responsible for the preparation of this Agreement or any provision hereof.

    5.14 Schedules. The inclusion of any information in any Schedule hereto shall not be deemed to be an admission by the Company that such information is material, adverse or outside the ordinary course of business.



                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                               SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Convertible Preferred Stock Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                   PSINET INC.


                   By:  /s/ William L. Schrader
                        ------------------------------------
                        Name:  William L. Schrader
                        Title: Chairman, President & CEO

                   LEHMAN BROTHERS INC.


                   By:  /s/ Skye Lucas
                        ------------------------------------
                        Name:  Skye Lucas
                        Title: Managing Director

                   SBC WARBURG DILLON READ INC.


                   By:  /s/ Ryan Primmer
                        ------------------------------------
                        Name:  Ryan Primmer
                        Title: Director

                   By:  /s/ Daniel Coleman
                        ------------------------------------
                        Name:  Daniel Coleman
                        Title: Managing Director

                   KA INVESTMENTS, LDC


                   By:  /s/ Kelly Ireland
                        ------------------------------------
                        Name:  Kelly Ireland
                        Title: Assistant Manager/Mutual Funds

                   BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.


                   By:  /s/ James R. Simpson
                        ------------------------------------
                        Name:  James R. Simpson
                        Title: Principle

                                                                      Schedule 1

Brown Simpson Strategic Growth Fund, L.P
152 West 57th Street, 40th Floor
New York, New York  10019
212-247-8200
212-247-1329 (Fax)
Attn:  Jim Simpson

Purchase Price     =    $250,000
Shares             =     5,000

KA Investments, LDC
Bank of Butterfield International (Cayman) Ltd.
Butterfield House
Fort Street, George Town
Grand Cayman, Cayman Islands
With a copy to:
1712 Hopkins Cross Road
Minnetonka, MN  55305
612-542-4243
612-542-4284 (Fax)
Attn:  Bruce Lieberman

Purchase Price     =    $4,750,000
Shares             =     95,000

Lehman Brothers Inc.
200 Vesey Street
New York, New York  10285
212-526-7255
212-528-8941 (Fax)
Attn:  Steve Weinstein

Purchase Price     =    $10,000,000
Shares             =     200,000

SBC Warburg Dillon Read Inc.
677 Washington Blvd.
P.O. Box 120305
Stamford, CT  06912-0305
800-428-0124
706-327-6030 (Fax)
Attn:  Daniel Coleman

Purchase Price     =    $15,000,000
Shares             =     300,000